SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 19, 2018

CENTERSTATE BANK CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 293-4710

Not Applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CenterState Bank Corporation  (NASDAQ: CSFL) (the “Company”) announced today that its board of directors unanimously appointed Jody J. Dreyer to the boards of directors of the Company and of its subsidiary bank, CenterState Bank, N.A. (the “Bank”), to serve until the next annual meeting of shareholders.  Ms. Dreyer is an author, advisor and recently retired senior executive at The Walt Disney Company.  Ms. Dreyer, who joined Disney in 1980, and spent over 30 years with the company, served in various capacities, including leading worldwide synergy, heading Disney’s global outreach initiatives, various marketing, guest relations and community affairs positions in the theme parks, motion picture unit, and at the worldwide Corporate offices.  Among her many projects, she had a leadership role as part of the grand opening team of Disneyland Paris.  She also served as the Walt Disney World Ambassador - the face of the company throughout the world. She is the author of “Beyond the Castle, A Guide To Discovering Your Happily Ever After,” (Harper Collins/Zondervan).  Ms. Dreyer also serves on the Young Life Board of Trustees.  Ms. Dreyer brings a valuable perspective on marketing, community relations and company culture from a large and well respected publicly traded organization.  Ms. Dreyer will receive the same annual retainer and per-meeting fees as other outside directors on the Board of the Company and the Bank.

A copy of the press release announcing the appointment is attached as Exhibit 99.1.

The board of directors also unanimously appointed Mark W. Thompson, President of CenterState Bank, to the boards of directors of the Company and of the Bank to serve until the next annual meeting of shareholders.  Mr. Thompson provides additional perspective on employee and customer relationships to the Company’s board as a long-serving executive and market leader.  Mr. Thompson will not receive any fees for his service on the boards.

Both Ms. Dreyer and Mr. Thompson will be subject to the same policy as other directors with respect to related party transactions.

Item 8.01	Other Events

The Company also announced that, as a result of the Tax Cuts and Jobs Act of 2017, the Company’s board of directors approved a cash bonus of $1,000 for its non-officer employees as of December 31, 2017.   Executive officers and other officers in the Company are excluded from receipt of this bonus payment. Approximately 700 or 60% of the Company’s employees as of December 31, 2017 will receive the bonus.

In addition, the Company announced that the board of directors of the Company increased its quarterly cash dividend on its common stock from $0.06 per share to $0.10 per share. The dividend is payable on March 30, 2018 to shareholders of record as of March 15, 2018.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits:

	Exhibit 99.1	Press release dated January 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANK CORPORATION

By:	/s/ Jennifer L. Idell
Jennifer L. Idell
Executive Vice President and
Chief Financial Officer

Date:  January 19, 2018

3